UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 23, 2014
Emergent BioSolutions Inc.
 (Exact Name of Registrant as Specified in Charter)
Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2273 Research Boulevard, Suite 400, Rockville, Maryland		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (301) 795-1800
Not applicable
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement.
Purchase Agreement
On January 23, 2014, Emergent BioSolutions Inc. (the "Company") entered into a purchase agreement (the "Purchase Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (collectively, the "Initial Purchasers"), relating to the issuance and sale by the Company of $215 million aggregate principal amount of its 2.875% Convertible Senior Notes due 2021 (the "Notes") in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company granted the Initial Purchasers an option to purchase up to an additional $35 million aggregate principal amount of Notes on the same terms and conditions, within 30 days from the date of the Purchase Agreement. The Initial Purchasers exercised their option to purchase additional Notes in full on January 24, 2014, and a total of $250 million aggregate principal amount of the Notes was issued on January 29, 2014.
The Purchase Agreement includes terms, representations, warranties, covenants, indemnities and closing conditions that are customary to purchase agreements used in connection with similar transactions.
The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10 and is incorporated by reference herein.
Indenture
On January 29, 2014, the Company entered into an Indenture governing the Notes with Wells Fargo Bank, National Association, as trustee. The Notes will be the Company's unsecured and unsubordinated obligations and will rank senior in right of payment to any of the Company's indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to the Company's unsecured indebtedness that is not so subordinated; be effectively subordinated in right of payment to the Company's secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally subordinated to all indebtedness and other liabilities of the Company's subsidiaries.
The conversion rate for the Notes will initially equal 30.8821 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"),  per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $32.38 per share of Common Stock). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a "make-whole fundamental change" (as defined in the Indenture) or upon the delivery of a notice of termination of conversion rights, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change or such notice of termination of conversion rights, as the case may be.
Upon conversion, the Company will deliver shares of Common Stock equal to the conversion rate, together with a cash payment in lieu of delivering any fractional share of Common Stock on the third business day following the relevant conversion date.
The Company may terminate the holders' conversion rights at any time on or after January 20, 2017, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days, whether or not consecutive, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of termination of conversion rights, including the last trading day of such period. The Company may not redeem the Notes unless and until the holders' conversion rights have been terminated at the Company's election. If the holders' conversion rights have been terminated at the Company's election, the Company may redeem for cash all or a portion of the Notes at any time or from time to time thereafter at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.
Upon the occurrence of a fundamental change (as defined in the Indenture), holders may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.
The Indenture contains customary terms and covenants, including events of default after which the Notes may be due and payable immediately. Events of default include, without limitation, the following: failure to pay any interest on any Note when due if such failure continues for 30 days; failure to pay the principal amount of any Note at its maturity, upon optional redemption, upon any required repurchase or upon declaration of acceleration; failure to comply with obligations to convert the Notes in accordance with the Indenture if such failure continues for five calendar days; failure to provide timely notice of a fundamental change; failure to pay any indebtedness for money borrowed by, or any judgment rendered against, the Company or any of its subsidiaries, in each case, in excess of a specified amount; failure to comply with other terms and covenants contained in the Notes after a specified notice period; and certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries.
If an event of default (other than in the case of certain events of bankruptcy, insolvency or reorganization, involving the Company or a significant subsidiary) occurs and is continuing, the trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. In case of certain events of bankruptcy, insolvency or reorganization, involving the Company or a significant subsidiary, the principal of and accrued and unpaid interest on all the Notes will automatically become due and payable.
The description of the Indenture and form of Note contained herein is qualified in its entirety by reference to the Indenture and the form of Note, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein. A copy of the press release announcing the closing of the private placement of the Notes is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.02.                          Unregistered Sales of Equity Securities.
The information set forth under the heading "Purchase Agreement" in Item 1.01 above is incorporated by reference into this Item 3.02. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock.
The Notes and the underlying shares of Common Stock of the Company issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Item 8.01.                          Other Events.
On January 28, 2014, the Company issued a press release announcing the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the Company's proposed acquisition of Cangene Corporation.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
Item 9.01.                          Financial Statements and Exhibits.
(d)    Exhibits.

Number	Exhibit
4.1	Indenture between Emergent BioSolutions Inc. and Wells Fargo Bank, National Association, dated as of January 29, 2014.
4.2	Form of Note for Emergent BioSolutions Inc.'s 2.875% Convertible Senior Notes due 2021 (incorporated by reference to Exhibit 4.1 hereto).
10	Purchase Agreement by and among Emergent BioSolutions Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, dated as of January 23, 2014.
99.1	Press release, dated January 29, 2014.
99.2	Press release, dated January 28, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2014	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ Robert G. Kramer Robert G. Kramer Executive Vice President and Chief Financial Officer